Exhibit 4.1

THE CANNABIST COMPANY HOLDINGS INC., AS ISSUER

AND

ODYSSEY TRUST COMPANY, AS TRUSTEE

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of March 19, 2024

Providing for the issuance of US$25,750,000 aggregate principal amount of 9.00% Senior Secured Convertible Notes due March 19, 2027

( i )

ADDENDA

SCHEDULE A – FORM OF 2027 CONVERTIBLE NOTE

SCHEDULE B – FORM OF CONVERSION NOTICE

( ii )

THIS SEVENTH SUPPLEMENTAL INDENTURE dated as of March 19, 2024

BETWEEN:

THE CANNABIST COMPANY HOLDINGS INC., a company subsisting under the laws of the Province of British Columbia (hereinafter called the “Issuer”)

- and -

ODYSSEY TRUST COMPANY, a trust company incorporated under the laws of the Province of Alberta authorized to carry on the business of a trust company in the Province of British Columbia (hereinafter called the “Trustee”).

WHEREAS the Issuer has entered into a trust indenture with the Trustee dated as of May 14, 2020 (the “Original Indenture”), as supplemented by a first supplemental trust indenture dated as of June 19, 2020 (the “First Supplemental Indenture”), a second supplemental trust indenture dated as of June 29, 2021 (the “Second Supplemental Indenture”), a third supplemental trust indenture dated as of February 2, 2022 (the “Third Supplemental Indenture”), a fourth supplemental trust indenture dated as of February 3, 2022 (the “Fourth Supplemental Indenture”), a fifth supplemental trust indenture dated as of May 5, 2022 (the “Fifth Supplemental Indenture”) and a sixth supplemental trust indenture dated as of September 20, 2023 (the “Sixth Supplemental Indenture” and together with the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, the “Indenture”);

AND WHEREAS pursuant to Section 14.5 of the Indenture, the Issuer and the Trustee may enter into Supplemental Indentures providing for the issue of any series of Notes and for establishing the terms, provisions and conditions of a particular series of Notes;

AND WHEREAS this Seventh Supplemental Indenture is entered into to provide for the issuance of Notes to be designated as “9.00% Senior Secured Convertible Notes due 2027” pursuant to the Indenture and establishing the terms, provisions and conditions of the Notes;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Issuer and not by the Trustee;

NOW THEREFORE THIS SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH that in consideration of the foregoing and the mutual agreements contained herein (the receipt and adequacy of which are acknowledged), the parties agree as follows:

ARTICLE 1

DEFINITION AND INTERPRETATION

Section 1.1 To Be Read With Indenture.

This Seventh Supplemental Indenture is a supplemental indenture to the Indenture. The Indenture and this Seventh Supplemental Indenture (except for Article 4) will be read together and will have effect as though all the provisions of both indentures were contained in one instrument. If any terms of the Indenture are inconsistent with the express terms or provisions hereof, the terms of this Seventh Supplemental Indenture shall prevail to the extent of the inconsistency.

Section 1.2 Definitions.

(1)

All terms which are defined in the Indenture and used but not defined in this Seventh Supplemental Indenture have the meanings ascribed to them in the Indenture, as such meanings may be amended or supplemented by this Seventh Supplemental Indenture. The Indenture shall be amended by adding the following definitions to Section 1.1 (Definitions) of the Original Indenture (with all references to Sections in the following definitions to refer, unless otherwise specified, to sections, subsections or clauses of this Seventh Supplemental Indenture):

“2027 Convertible Notes” means the 9.00% Senior Secured Convertible Notes due 2027.

“2027 Convertible Notes Certificate” has the meaning given to it in Section 2.8(1).

“2027 Convertible Notes Maturity Date” has the meaning given to it in Section 2.4.

“Additional 2027 Convertible Notes” means any 2027 Convertible Notes issued under and pursuant to the terms of and subject to the conditions of this Indenture after the Issue Date.

“Brokered Subscription Agreements” means the brokered private placement subscription agreements to be entered into as of the date hereof between the Issuer and each of the purchasers of the 2027 Convertible Notes setting out the contractual relationship between the Issuer and such purchasers.

“Canadian Securities Legend” means the legend identified as such in set out in Schedule “A” hereto.

“Common Shares” means the common shares in the capital of the Issuer.

“Conversion Notice” has the meaning given to it in Section 3.1(8).

“Conversion Period” has the meaning given to it in Section 3.1(1).

“Conversion Price” has the meaning given to it in Section 3.1(1).

“Definitive Note” means a certificated 2027 Convertible Note registered in the name of the Holder thereof and issued in accordance with this Seventh Supplemental Indenture, substantially in the form set out herein, except that such 2027 Convertible Note will not bear the Global Note Legend.

“Global Notes” means the Regulation D Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Schedule “A” hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with the applicable provisions of the Indenture.

“Initial Issue Date” means the date on which the Initial Notes were issued under the Original Indenture.

“Initial Notes” means the 2023 Notes issued by the Issuer on May 14, 2020 pursuant to the Original Indenture.

“Interest Payment Date” means March 31 and September 30 of each year that the 2027 Convertible Notes are outstanding and (except in respect of any Additional 2027 Convertible Notes) commencing on September 30, 2024.

“Interest Period” means the period commencing on the later of (a) the applicable date of issue of the 2027 Convertible Notes and (b) the immediately preceding Interest Payment Date on which interest has been paid for such 2027 Convertible Notes, and ending on the day immediately preceding the Interest Payment Date in respect of which interest is payable for such 2027 Convertible Notes.

“Non-Brokered Subscription Agreements” mean the non-brokered private placement subscription agreements to be entered into as of the date hereof between the Issuer and each of the purchasers of the 2027 Convertible Notes setting out the contractual relationship between the Issuer and such purchasers.

“Note Share” has the meaning given to it in Section 3.1(1).

“Registrable Securities” has the meaning given to it in Section 2.25.

“Registration Rights Agreements” means the registration rights agreements to be entered into on the Issue Date between the Company and each of the purchasers of Notes setting out the contractual obligations of the Company to register for resale the Note Shares and certain other registerable securities of the Company.

“Regulation D” means Regulation D under the U.S. Securities Act.

“Regulation D Global Note” means a Global Note substantially in the form of Schedule “A” hereto bearing the Global Note Legend, the Regulation D Legend and the Canadian Securities Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold to Accredited Investors.

“Regulation D Legend” means the legend identified as such in set out in Schedule “A” hereto.

“Subscription Agreements” means the Brokered Subscription Agreements and the Non-Brokered Subscription Agreements, collectively.

“Accredited Investor” has the meaning given to such term in Rule 501(a)(1), (2), (3) and (7) of Regulation D in respect of the purchasers under the Brokered Subscription Agreements, and has the meaning given to such term in Rule 501(a) of Regulation D in respect of the purchasers under the Non-Brokered Subscription Agreements.

(2)

For the purposes of this Seventh Supplemental Indenture and with respect to the 2027 Convertible Notes (and for greater certainty not with respect to the 2023 Notes or the 2025 Convertible Notes), the Original Indenture shall be amended by adding the following definitions to Section 1.1 (Definitions) of the Original Indenture (with all references to Sections in the following definitions to refer, unless otherwise specified, to sections, subsections or clauses of the Original Indenture):

“Asset Sale” means:

(a)

the sale, conveyance or other disposition of any assets, other than a transaction governed by the provisions of the Note Indenture described above under Section 7.14 or Section 12.1 of this Indenture; and

(b)

the issuance of Equity Interests by any of the Issuer’s Restricted Subsidiaries or the sale, transfer or other conveyance by the Issuer or any Restricted Subsidiary thereof of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares or shares required to be owned by other Persons pursuant to applicable law).

Notwithstanding the preceding, the following items will be deemed not to be Asset Sales:

(a)	any single transaction or series of related transactions that involves assets or other Equity Interests having a Fair Market Value of less than $2 million;

(b)	any issuance or transfer of assets or Equity Interests between or among the Issuer and its Restricted Subsidiaries;

(c)	the sale or other disposition of cash or Cash Equivalents;

(d)

dispositions (including without limitation surrenders and waivers) of accounts or notes receivable or other contract rights in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(e)

the trade or exchange by the Issuer or any Restricted Subsidiary thereof of any asset for any other asset or assets that is used or useable in a Permitted Business, including any cash or Cash Equivalents necessary in order to achieve an exchange of equivalent value; provided, however, that the Fair Market Value of the asset or assets received by the Issuer or any Restricted Subsidiary in such trade or exchange (including any such cash or Cash Equivalents) is at least equal to the Fair Market Value (as determined in good faith by the Board of Directors or an executive officer of the Issuer or such Subsidiary with responsibility for such transaction, which determination shall be conclusive evidence of compliance with this provision) of the asset or assets disposed of by the Issuer or any Restricted Subsidiary pursuant to such trade or exchange;

(f)

any sale, lease, conveyance or other disposition of (i) inventory, products, services or accounts receivable in the ordinary course of business, and (ii) any property or equipment that has become damaged, worn out or obsolete or pursuant to a program for the maintenance or upgrading of such property or equipment;

(g)	the creation of a Lien not prohibited by the Note Indenture and any disposition of assets resulting from the enforcement or foreclosure of any such Lien;

(h)	the disposition of assets that, in the good faith judgment of the Issuer, are no longer used or useful in the business of such entity;

(i)	a Restricted Payment or Permitted Investment that is otherwise permitted by the Note Indenture;

(j)	leases or subleases in the ordinary course of business to third persons otherwise in accordance with the provisions of the Note Indenture;

(k)	an issuance of Capital Stock by a Restricted Subsidiary to the Issuer or to a wholly owned Restricted Subsidiary of the Issuer;

(l)	a surrender or waiver of contract rights or a settlement, release or surrender of contract, tort or other claims in the ordinary course of business;

(m)	foreclosure on assets or property;

(n)	any sale or other disposition of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(o)

sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements and the transfer of assets as part of the consideration for Investment in a joint venture so long as the Fair Market Value of such assets is counted against the amount of Investments permitted under Section 7.9;

(p)	sales or dispositions in connection with Permitted Liens;

(q)

sales or dispositions in respect of which the Issuer or a Restricted Subsidiary is required to pay the proceeds thereof to a third party pursuant to the terms of agreements or arrangements in existence as at the Initial Issue Date; and

(r)

any sale, transfer or other disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition.

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Cash Equivalents” means:

(a)	United States, Canadian dollars, Euros or Pound Sterling or, in an amount up to the amount necessary or appropriate to fund local operating expenses, other currencies;

(b)

securities issued or directly and fully guaranteed or insured by the government of the United States or Canada or any agency or instrumentality thereof (provided that the full faith and credit of the United States or Canada, as the case may be, is pledged in support of such securities), maturing, unless such securities are deposited to defease any Indebtedness, not more than one year from the date of acquisition;

(c)

certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank organized under the laws of the United States, Canada or any other country that is a member of the Organization for Economic Cooperation and Development, in each case, having capital and surplus in excess of $500.0 million and a rating at the time of acquisition thereof of P-1 or better from Moody’s, A-1 or better from Standard & Poor’s, “F-1” or better from Fitch, or “R-1” or better from DBRS;

(d)

repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e)

commercial paper having one of the two highest ratings obtainable from any of (i) Moody’s, (ii) Standard & Poor’s, (iii) DBRS or (iv) Fitch, and in each case maturing within one year after the date of acquisition;

(f)

securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, any province or territory of Canada, or by any political subdivision or Taxing Authority thereof, rated at least “A” by Moody’s, Standard & Poor’s, DBRS or Fitch, and in each case having maturities of not more than one year from the date of acquisition; and

(g)	money market funds, of which at least a majority of the assets constitute Cash Equivalents of the kinds described in clauses (a) through (f) of this definition.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, and without duplication:

(a)

an amount equal to any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(b)	all extraordinary, unusual or non-recurring items of loss or expense to the extent deducted in computing such Consolidated Net Income; plus

(c)

provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(d)

Consolidated Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Consolidated Fixed Charges were deducted in computing such Consolidated Net Income; plus

(e)

depreciation, depletion, amortization (including amortization of intangibles and deferred financing costs but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(f)

severance costs, restructuring costs, asset impairment charges and acquisition transition services costs, provided that in each case such costs or charges were deducted in calculating Consolidated Net Income for such period; plus

(g)

the settlement amounts relating to the settlement of any claims against the Issuer or any of its Restricted Subsidiaries, in an amount not to exceed $25.0 million for any four fiscal quarter period; plus

(h)

the amount of any one-time and non-recurring costs relating to opening or relocating facilities, signing, retention and completion bonuses, costs incurred in connection with any strategic initiatives, transition and other business optimization expenses and project start-up costs; provided that the aggregate amount for all cash items added pursuant to this clause (h) shall not exceed 10% of Consolidated EBITDA for any four fiscal quarter period (calculated prior to giving effect to any adjustment pursuant to this clause (h)); plus

(i)

the amount of identified cost savings projected by the Issuer in good faith to result from actions taken or expected to be taken not later than twelve months after the end of such period (which identified cost savings shall be calculated as though they had been realized on the first day of the period for which Consolidated EBITDA is being determined); provided that (x) such cost savings are reasonably identifiable and factually supportable and (y) the aggregate amount of cost savings added pursuant to this clause (i) for any date for the four fiscal quarter period ending on such date shall not exceed, 20% of Consolidated EBITDA for any four fiscal quarter period ending on such date (calculated prior to giving effect to any adjustment pursuant to this clause (i)); plus

(j)	fair value adjustments to biological assets, including cannabis plants, measured at fair value less cost to sell up to the point of harvest; plus

(k)

all expenses related to restricted stock, redeemable stock or stock options interests granted to officers, directors and employees, to the extent such expenses were deducted in computing such Consolidated Net Income; minus

(l)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Consolidated Fixed Charges of and the depreciation, depletion and amortization and other non-cash expenses of, a Restricted Subsidiary of the Issuer will be added to Consolidated Net Income to compute Consolidated EBITDA of the Issuer (A) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of the Issuer and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed, directly or indirectly, to the Issuer by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

“Designated Rating Organization” means each of Standard & Poor’s, Moody’s, DBRS and Fitch.

“EDGAR” means the electronic data gathering, analysis, and retrieval database maintained by the U.S. Securities Exchange Commission.

“Exchange” means the Cboe Canada, or such other nationally recognized exchange where the Company has applied to list the Common Shares for trading.

“Existing Indebtedness” means the aggregate amount of Indebtedness of the Issuer and its Restricted Subsidiaries (other than the Notes issued hereby and the related Subsidiary Guarantees) in existence on the Initial Issue Date, until such Indebtedness is repaid or otherwise renewed, refinanced, replaced, defeased or discharged.

“Fitch” means Fitch Ratings Inc. or any successor ratings agency thereto.

“Guarantor” means each Restricted Subsidiary that has delivered a Subsidiary Guarantee on the Initial Issue Date and any other Person that becomes (or has become) a Guarantor pursuant to Section 15.1 or that otherwise executes and delivers a Subsidiary Guarantee to the Collateral Trustee.

“Investment Grade Rating” means a rating equal to or higher than:

(a)	“BBB-” (or the equivalent) from Standard & Poor’s;

(b)	“Baa3” (or the equivalent) from Moody’s;

(c)	“BBB(Low)” (or the equivalent) from DBRS; or

(d)	“BBB-” (or the equivalent) from Fitch.

“Issue Date” means the date on which the 2027 Convertible Notes are issued under the Indenture.

“Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a lease liability that would at that time be required to be capitalized on a statement of financial position in accordance with GAAP as in effect on the Initial Issue Date, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Permitted Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Initial Issue Date and other businesses reasonably related, complimentary or ancillary thereto.

“Permitted Investments” means:

(a)	any Investment in the Issuer or in a Restricted Subsidiary of the Issuer;

(b)	any Investment in Cash Equivalents;

(c)	any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:

(i)	such Person becomes a Restricted Subsidiary of the Issuer; or

(ii)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

(d)

any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 7.15 or a sale or disposition of assets excluded from the definition of “Asset Sale”;

(e)

Hedging Obligations that are Incurred in the ordinary course of business and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(f)

stock, obligations or securities received as a result of the bankruptcy or reorganization of a Person or taken in settlement or other resolutions of claims or disputes or in satisfaction of judgments, and extensions, modifications and renewals thereof;

(g)

advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the statement of financial position of the Issuer or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

(h)	any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer;

(i)

loans or advances to officers and employees of the Issuer or any of its Subsidiaries made in the ordinary course of business, which, in the aggregate outstanding amount, do not at any time exceed $1.0 million;

(j)	repurchases of, or other Investments in, the Notes;

(k)	advances, deposits and prepayments for purchases of any assets used in a Permitted Business, including any Equity Interests;

(l)

commission, payroll, travel, entertainment and similar advances to officers and employees of the Issuer or any of its Restricted Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

(m)	guarantees issued in accordance with Section 7.10;

(n)	Investments existing on the Initial Issue Date;

(o)

any Investment (i) existing on the Initial Issue Date, (ii) made pursuant to binding commitments in effect on the Initial Issue Date or (iii) that replaces, refinances or refunds any Investment described under either of the immediately preceding clauses (i) or (ii); provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and not materially less favorable to the Issuer or any of its Restricted Subsidiaries than the Investment replaced, refinanced or refunded as determined in good faith by the Issuer;

(p)	Investments the payment for which consists solely of Capital Stock of the Issuer;

(q)	any Investment in any Subsidiary of the Issuer in connection with intercompany cash management arrangements or related activities;

(r)

payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business or consistent with past practice;

(s)	performance guarantees made in the ordinary course of business or consistent with past practice;

(t)

any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes;

(u)

Investments in the ordinary course of business or consistent with past practice consisting of the licensing or contribution of intellectual property pursuant to joint marketing or other business arrangements with other Persons;

(v)	an Investment in satisfaction of judgments against other Persons; and

(w)

any other Investment provided that, at the time of and after giving effect to such Investment, the aggregate Fair Market Value of such Investment (measured on the date each such Investment was made and without giving effect to subsequent changes in value) and all other Investments made under this paragraph (w) since the Initial Issue Date does not exceed the greater of (i) $45 million and (ii) 0.3 times the Issuer’s Consolidated EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available (determined on a pro forma basis after giving pro forma effect to the Investment and to such other pro forma adjustments as are consistent with those set forth in the definition of “Consolidated Fixed Charge Coverage Ratio”);

provided, however, that with respect to any Investment, the Issuer may, in its sole discretion, allocate all or any portion of any Investment and later re-allocate all or any portion of any Investment, to one or more of the above clauses (a) through (w) so that the entire Investment would be a Permitted Investment.

“Permitted Liens” means:

(a)	First-Priority Liens held by the Collateral Trustee securing Permitted Pari Indebtedness and all related Obligations;

(b)	Liens in favor of the Issuer or any Restricted Subsidiary;

(c)

Liens on property of a Person (i) existing at the time of acquisition thereof or (ii) existing at the time such Person is merged with or into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to, and not in contemplation of, such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer or the Restricted Subsidiary;

(d)

Liens on property existing at the time of acquisition thereof by the Issuer or any Restricted Subsidiary of the Issuer, provided that such Liens were in existence prior to, and not in contemplation of, such acquisition and do not extend to any property other than the property so acquired by the Issuer or the Restricted Subsidiary;

(e)	Liens securing the Notes and the Subsidiary Guarantees;

(f)	Liens existing on the Initial Issue Date that do not secure Indebtedness;

(g)

Liens securing Permitted Refinancing Indebtedness; provided that any such Lien is limited to all or part of the same property or assets that secured (or under the written agreement under which such original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property and assets that are the security for another Permitted Lien hereunder;

(h)

Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that (i) the Incurrence of such Indebtedness was not prohibited by the Note Indenture and (ii) such defeasance or satisfaction and discharge is not prohibited by the Note Indenture;

(i)	Liens to secure Lease Obligations permitted to be Incurred under Section 7.10 covering only the assets leased in connection therewith;

(j)	Liens to secure Indebtedness permitted by Section 7.10(b)(iv) covering only the assets acquired, designed, constructed, installed, developed or improved with such Indebtedness;

(k)	Liens securing Hedging Obligations incurred in the ordinary course of business and not for speculative purposes;

(l)	Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security or similar obligations;

(m)

Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business;

(n)

Liens given to a public utility or any municipality or governmental or other public authority when required by such utility or authority in connection with the ownership of assets, provided that such Liens do not materially interfere with the use of such assets in the operation of the business;

(o)

reservations, limitations, provisos and conditions, if any, expressed in any original grant from the government of Canada of any real property or any interest therein or in any comparable grant in jurisdictions other than Canada, provided they do not materially interfere with the use of such assets;

(p)

survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not Incurred or created to secure the payment of Indebtedness, and which in the aggregate do not materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Issuer or any of its Restricted Subsidiaries;

(q)

servicing agreements, development agreements, site plan agreements, and other agreements with governmental authorities pertaining to the use or development of assets, provided each is complied with in all material respects and does not materially interfere with the use of such assets in the operation of the business;

(r)

judgment and attachment Liens, individually or in the aggregate, neither arising from judgments or attachments that gave rise to, nor giving rise to, an Event of Default, notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(s)

Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations, and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations, in each case which are Incurred in the ordinary course of business;

(t)

bankers’ Liens and Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Issuer or any Subsidiary thereof on deposit with or in possession of such bank;

(u)	any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense;

(v)	Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;

(w)	Liens arising from precautionary financing statements under the UCC or financing statements under a PPSA or similar statutes regarding leases, sales of receivables or consignments;

(x)	Liens of franchisors in the ordinary course of business not securing Indebtedness;

(y)

Liens imposed by law, such as carriers’, warehousemen’s, repairmen’s, landlord’s, suppliers’, builders’ and mechanics’ Liens or other similar Liens, in each case, incurred in the ordinary course of business for sums not yet delinquent by more than 60 days or being contested in good faith, if such reserve or other appropriate provisions, if any, as shall be required by GAAP, shall have been made in respect thereto;

(z)

Liens contained in purchase and sale agreements to which the Issuer or any of its Restricted Subsidiaries is the selling party thereto which limit the transfer of assets pending the closing of the transactions contemplated thereby;

(aa)

Liens that may be deemed to exist by virtue of contractual provisions that restrict the ability of the Issuer or any of its Subsidiaries from granting or permitting to exist Liens on their respective assets;

(bb)	Liens in favor of the Trustee as provided for in the Note Indenture on money or property held or collected by the Trustee in its capacity as Trustee;

(cc)

Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any joint venture owned by the Issuer or any of its Restricted Subsidiaries to the extent securing non-recourse debt or other Indebtedness of such Unrestricted Subsidiary or joint venture;

(dd)

Liens securing any insurance premium financing under customary terms and conditions, provided that no such Lien may extend to or cover any assets or property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;

(ee)	Liens securing inventories that are purchased on credit terms exceeding 90 days made in the ordinary course of business;

(ff)	Liens arising out of the conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(gg)	Liens in favour of the Collateral Trustee; and

(hh)

additional Liens with respect to Indebtedness provided that, at the time of and after giving effect to the Incurrence of such Liens, the aggregate amount of Indebtedness secured by such Liens and all other Liens Incurred under this clause (hh) since the Initial Issue Date and which remain outstanding, does not exceed the greater of (a) US$75 million or (b) 6.5% of the Issuer’s Consolidated Net Tangible Assets (determined as of the date of such Incurrence and including any assets acquired in connection therewith).

Section 1.3 Conflicts with Indenture

In the event of any inconsistency between the meaning given to a term in the Indenture and the meaning given to the same term in this Seventh Supplemental Indenture, the meaning given to the term in this Seventh Supplemental Indenture shall prevail to the extent of the inconsistency; provided, however, that the terms and provisions of this Seventh Supplemental Indenture may modify or amend the terms and provisions of the Indenture solely as applied to the 2027 Convertible Notes.

Section 1.4 Headings, etc.

The division of this Seventh Supplemental Indenture into Articles, Sections and paragraphs, the inclusion of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Seventh Supplemental Indenture.

Section 1.5 Governing Law.

This Seventh Supplemental Indenture shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.1

ARTICLE 2

2027 CONVERTIBLE NOTES

Section 2.1 Creation and Designation of 2027 Convertible Notes

In accordance with the Indenture and this Seventh Supplemental Indenture, the Issuer is authorized to issue a series of Notes designated “9.00% Senior Secured Convertible Notes due 2027” having the terms set forth in this Article 2.

Section 2.2 Aggregate Principal Amount

The aggregate principal amount of 2027 Convertible Notes which may be issued under this Seventh Supplemental Indenture is unlimited, provided, however, that the maximum principal amount of 2027 Convertible Notes initially issued hereunder on the Issue Date shall be US$25,750,000. The Issuer may, from time to time, without the consent of any existing Holders but subject to Section 7.10 of the Indenture, create and issue Additional 2027 Convertible Notes hereunder having the same terms and conditions as the 2027 Convertible Notes in all respects, except for the date of issuance, issue price and first payment of interest thereon. Additional 2027 Convertible Notes so created and issued will be consolidated with and form a single series with the 2027 Convertible Notes.

Section 2.3 Authentication

The Trustee shall initially authenticate one or more Global Notes and/or Definitive Notes, as directed by the Issuer in the Authentication Order, for original issue on the Issue Date in an aggregate principal amount of US$25,750,000 or otherwise to permit transfers or exchanges in accordance with Section 5.6 of the Indenture upon receipt by the Trustee of a duly executed Authentication Order. After the Initial Issue Date, subject to Section 2.2 of this Seventh Supplemental Indenture, the Issuer may issue, from time to time, and the Trustee shall authenticate upon receipt of an Authentication Order and the items listed in Section 3.2(d) of the Indenture, Additional 2027 Convertible Notes for original issue. Except as provided in Section 7.10 of the Indenture, there is no limit on the amount of Additional 2027 Convertible Notes that may be issued hereunder. Each such Authentication Order shall specify the principal amount of 2027 Convertible Notes to be authenticated and the date on which such 2027 Convertible Notes are to be authenticated. The aggregate principal amount of 2027 Convertible Notes outstanding at any time may not exceed the aggregate principal amount specified in the Authentication Orders provided in respect of original issues of 2027 Convertible Notes except as provided in Section 3.10 of the Indenture. For certainty, the Trustee shall not be obligated or liable to ensure that the Issuer is in compliance with the limitations in Section 7.10 of the Indenture, as amended, or any other covenants under, the Indenture, and shall be entitled to rely on an Officers’ Certificate from the Issuer certifying such compliance for any Additional 2027 Convertible Notes so issued.

[1]	Note to FH/Fasken: The addition of the governing law of the guarantees is confusing. That language is included in the guarantee and is unnecessary to include here.

Section 2.4 Date of Issue and Maturity

The 2027 Convertible Notes will be dated March 19, 2024 and the 2027 Convertible Notes will become due and payable, together with all accrued and unpaid interest thereon, on March 19, 2027 (the “2027 Convertible Notes Maturity Date”).

Section 2.5 Permitted Pari-Passu Indebtedness and First-Lien Indebtedness

The 2027 Convertible Notes authorized hereunder shall be deemed Permitted Pari-Passu Indebtedness for the purposes of Section 7.10(b)(i) of the Indenture and shall be a direct senior secured obligation of the Issuer hereby automatically guaranteed by the Guarantors pursuant to the Indenture and the Subsidiary Guarantees and automatically secured by a First-Priority Lien in certain Collateral of the Issuer and Guarantors in favour of the Collateral Trustee pursuant to the Security Documents and, for greater certainty, shall be First-Lien Indebtedness of the Issuer ranking equally and rateably with all other First-Lien Indebtedness of the Issuer pursuant to Section 2.1 of the Indenture.

Section 2.6 Currency

The principal of the 2027 Convertible Notes and interest thereon and all sums that may at any time become payable thereon, whether at the 2027 Convertible Notes Maturity Date or otherwise, shall be payable in lawful money of the United States of America as provided herein.

Section 2.7 Interest

(1)

The 2027 Convertible Notes will bear interest on the unpaid principal amount thereof at the rate of 9.00% per annum from their respective Issue Date to, but excluding, the 2027 Convertible Notes Maturity Date, compounded semi-annually and payable in arrears on each Interest Payment Date. The first Interest Payment Date for the initial 2027 Convertible Notes will be September 30, 2024.

(2)

Interest will be payable in respect of each Interest Period (including after the 2027 Convertible Notes Maturity Date, default and judgment, with interest overdue on principal and interest at a rate that is 1% higher than the applicable rate on the 2027 Convertible Notes) on each Interest Payment Date in accordance with Section 3.11 and Section 3.14 of the Indenture. Interest on any 2027 Convertible Note will accrue from its respective Issue Date or, if interest has already been paid, from and including the last Interest Payment Date therefor to which interest has been paid or made available for payment. Interest will be computed on the basis of a 365-day or 366-day year, as applicable, and will be payable in equal semi-annual amounts; except that interest in respect of any period that is shorter than a full semi-annual interest period will be computed on the basis of a 365-day or 366- day year, as applicable, and the actual number of days elapsed in that period.

Section 2.8 Form of 2027 Convertible Notes

(1)

The Trustee shall authenticate one or more Global Notes and /or Definitive Notes, which shall be in the form substantially set out in Schedule “A” hereto (the “2027 Convertible Notes Certificate”) with such insertions, deletions, substitutions and variations as may be required or permitted by the terms of the Indenture or as may be required to comply with any law or the rules of the Depository.

(2)

The 2027 Convertible Notes shall bear such distinguishing letters, numbers and legends as the Trustee and the Issuer may approve, including such legend as may be set out in Schedule “A” hereto, notwithstanding Section 3.3(h) of the Indenture which does not apply to the 2027 Convertible Note. The 2027 Convertible Notes shall include the Canadian Securities Legend and the Regulation D Legend. The 2027 Convertible Notes issued as Global Notes shall also include the Global Note Legend.

Section 2.9 Mandatory Redemption and Market Purchases

(1)

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the 2027 Convertible Notes; provided, however, that the Issuer may be required to offer to purchase the 2027 Convertible Notes pursuant to Sections 7.14 and 7.15 of the Indenture.

(2)

The Issuer may at any time and from time to time purchase the 2027 Convertible Notes (including any Additional 2027 Convertible Notes) by means other than a redemption, whether by a tender offer, open market purchases, negotiated transactions, private agreement or otherwise at any price in accordance with Applicable Securities Legislation, the U.S. federal securities laws, and the applicable securities laws of any of the states of the United States, so long as such acquisition does not violate the terms of this Seventh Supplemental Indenture or the Indenture.

Section 2.10 Additional Amounts Payable on 2027 Convertible Notes

(1)

All payments made by any Guarantor under or with respect to any Subsidiary Guarantee in respect of the 2027 Convertible Notes will be made free and clear of and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of any United States taxing authority (hereinafter “Taxes”), unless any Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If any Guarantor is so required to withhold or deduct any amount of interest for or on account of Taxes from any payment made under or with respect to any Subsidiary Guarantee, such Guarantor will pay such additional amounts of interest (“Additional Amounts”) as may be necessary so that the net amount received by each holder or beneficial owner of Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount the holder or beneficial owner of Notes would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a holder or beneficial owner of Notes (an “Excluded Holder”):

(a)

which is subject to such Taxes by reason of any connection between such holder or beneficial owner of 2027 Convertible Notes and the United States or any political subdivision thereof or authority thereof other than the mere holding of Notes or the receipt of payments thereunder;

(b)

which failed to duly and timely comply with a timely request of the Issuer to provide information, documents, certification or other evidence concerning such holder’s or beneficial owner’s nationality, residence, entitlement to treaty benefits, identity or connection with the United States or any political subdivision or authority thereof, if and to the extent that due and timely compliance with such request would have resulted in the reduction or elimination of any Taxes as to which Additional Amounts would have otherwise been payable to such holder or beneficial owner of 2027 Convertible Notes but for this Section 2.10(1)(b);

(c)

which is a fiduciary, a partnership or not the beneficial owner of any payment on a Note, if and to the extent that, as a result of an applicable tax treaty, no Additional Amounts would have been payable had the beneficiary, partner or beneficial owner owned the Note directly (but only if there is no material cost or expense associated with transferring such Note to such beneficiary, partner or beneficial owner and no restriction on such transfer that is outside the control of such beneficiary, partner or beneficial owner);

(d)

which is subject to Taxes to the extent that such Taxes would not have been imposed but for the holder or beneficial owner of 2027 Convertible Notes or the recipient of interest payable on the 2027 Convertible Notes not dealing at arm’s length, within the meaning of the Tax Act, with the Issuer or relevant Guarantor, as applicable;

(e)

which is subject to Taxes to the extent that such Taxes would not have been imposed but for such holder or beneficial owner of Notes being, or not dealing at arm’s length (within the meaning of the Tax Act) with, at any time a “specified shareholder” of the Issuer as defined in subsection 18(5) of the Tax Act;

(f)

to the extent that the Taxes required to be withheld or deducted are imposed pursuant to sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (and any amended or successor version that is substantially comparable), and any regulations or other official guidance thereunder or agreements (including any intergovernmental agreements or any laws, rules or practices implementing such intergovernmental agreements) entered into in connection therewith; or

(g)	any combination of the foregoing clauses of this proviso.

(2)

The Issuer or such Guarantor, as the case may be, will also (a) make such withholding or deduction and, (b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Issuer or such Guarantor, as the case may be, will furnish to the holders of the 2027 Convertible Notes, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by such Guarantor, as the case may be. Such Guarantor will indemnify and hold harmless each holder (other than all Excluded Holders) for the amount of (A) any Taxes not withheld or deducted by such Guarantor and levied or imposed and paid by such holder as a result of payments made under or with respect to the Guarantees, (B) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (C) any Taxes imposed with respect to any reimbursement under clauses (a) or (b) above.

(3)

At least 30 days prior to each date on which any payment under or with respect to the 2027 Convertible Notes is due and payable, if any Guarantor is aware that it will be obligated to pay Additional Amounts with respect to such payment, the Issuer will deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to holders on the payment date. Whenever in the Seventh Supplemental Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to any note, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 2.10 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(4)

The obligations described under this heading will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any successor Person and to any jurisdiction in which such successor is organized or is otherwise resident or doing business for tax purposes or any jurisdiction from or through which payment is made by such successor or its respective agents.

Section 2.11 Appointment

(1)	The Trustee will be the trustee for the 2027 Convertible Notes, subject to Article 13 of the Indenture.

(2)	The Issuer initially appoints CDS to act as Depository with respect to the 2027 Convertible Notes.

(3)

The Issuer initially appoints the Trustee at its corporate office in Vancouver, British Columbia to act as the Registrar, transfer agent, authentication agent and Paying Agent with respect to the 2027 Convertible Notes. The Issuer may change the Registrar, transfer agent, authentication agent or Paying Agent for the 2027 Convertible Notes at any time and from time to time without prior notice to the Holders of the 2027 Convertible Notes.

Section 2.12 Provision of Reports and Financial Information

(1)

For the purposes of this Seventh Supplemental Indenture and with respect to the 2027 Convertible Notes (and for greater certainty not with respect to the 2023 Notes or the 2025 Convertible Notes), the Original Indenture shall be amended by deleting Section 7.5 in its entirety and replacing it with the following:

“The Issuer will provide to the Trustee, and the Trustee shall deliver to the Holders, the following:

(a)	within 60 days after the end of each quarterly fiscal period in each fiscal year of the Issuer, other than the last quarterly fiscal period of each such fiscal year, copies of:

(i)

unaudited consolidated statements of financial position as at the end of such quarterly fiscal period and unaudited consolidated statements of net income and other comprehensive income, cash flows and changes in equity of the Issuer for such quarterly fiscal period and, in the case of the second and third quarters, for the portion of the fiscal year ending with such quarter; and

(ii)

an associated “Management’s Discussion and Analysis” prepared on a basis substantially consistent with the “Management’s Discussion and Analysis” as required pursuant to applicable securities laws; and

(b)	within 120 days after the end of each fiscal year of the Issuer, copies of:

(i)

audited consolidated statements of financial position of the Issuer as at the end of such year and audited consolidated statements of net income and other comprehensive income, cash flows and changes in equity of the Issuer for such fiscal year, together with a report of the Issuer’s auditors thereon; and

(ii)	an associated “Management’s Discussion and Analysis” prepared on a basis substantially consistent with the “Management’s Discussion and Analysis” as required pursuant to applicable securities laws;

in the case of each of Sections 7.5(a)(i) and Section 7.5(b)(i) prepared in accordance with GAAP. The reports referred to in Section 7.5(a)(i) and Section 7.5(b)(i) are collectively referred to as the “Financial Reports.”

(c)

The Issuer will, within 15 Business Days after providing to the trustee any Financial Report, hold a conference call to discuss such Financial Report and the results of operations for the applicable reporting period. The Issuer will also maintain a website to which Holders, prospective investors and securities analysts are given access, on which not later than the date by which the Financial Reports are required to be provided to the trustee pursuant to the immediately preceding paragraph, the Issuer (i) makes available such Financial Reports and (ii) provides details about how to access on a toll-free basis the quarterly conference calls described above.

(d)

Notwithstanding the foregoing paragraphs, (i) all Financial Reports will be deemed to have been provided to the Trustee and the Holders once filed on either (A) the System for Electronic Data Analysis and Retrieval + (“SEDAR+”) or any successor system thereto; or (B) EDGAR or any successor system thereto, and the Issuer will not be required to maintain a website on which it makes such Financial Reports available, and (ii) if the Issuer holds a quarterly conference call for its equity holders within 15 Business Days of filing a Financial Report on SEDAR+ or EDGAR or any successor systems thereto, Holders shall be permitted to attend such conference call.”

Section 2.13 Designation of Restricted and Unrestricted Subsidiaries

(1)

For the purposes of this Seventh Supplemental Indenture and with respect to the 2027 Convertible Notes (and for greater certainty not with respect to the 2023 Notes or the 2025 Convertible Notes), the Original Indenture shall be amended by deleting Section 7.6(a)(i) in its entirety and replacing it with the following:

“at the time of and after giving effect to any such designation, the Issuer and its Restricted Subsidiaries account for at least 85% of the Consolidated Net Tangible Assets of the Issuer (excluding all of the assets of an Unrestricted Subsidiary that was an Unrestricted Subsidiary as of the Initial Issue Date);”

(2)

For the purposes of this Seventh Supplemental Indenture and with respect to the 2027 Convertible Notes (and for greater certainty not with respect to the 2023 Notes or the 2025 Convertible Notes), the Original Indenture shall be amended by deleting Section 7.6(c) in its entirety and replacing it with the following:

“The Chief Executive Officer and/or Chief Financial Officer of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(i)

such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary which was Incurred after the date such Subsidiary was designated as an Unrestricted Subsidiary, and such designation will only be permitted if such Indebtedness is permitted under Section 7.10;

(ii)

all outstanding Investments owned by such Unrestricted Subsidiary which were made after the date such Subsidiary was designated as an Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such designation will only be permitted if such Investments would be permitted under the covenant described above under the caption “— Restricted Payments;” provided that such outstanding Investments shall be valued at the lesser of (a) the Fair Market Value of such Investments measured on the date of such designation and (b) the Fair Market Value of such Investments measured at the time each such Investment was made by such Unrestricted Subsidiary;

(iii)	all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 7.7; and

(iv)	no Default or Event of Default would be in existence following such designation.”

Section 2.14 Restricted Payments

(1)

For the purposes of this Seventh Supplemental Indenture and with respect to the 2027 Convertible Notes (and for greater certainty not with respect to the 2023 Notes or the 2025 Convertible Notes), the Original Indenture shall be amended by deleting Section 7.9(a)(C) in its entirety and replacing it with the following:

“such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries since the Initial Issue Date (excluding Restricted Payments permitted by Sections 7.9(b)(ii) through 7.9(b)(x), 7.9(b)(xii), 7.9(b)(xv), 7.9(b)(xvii) and 7.9(b)(xviii)), is less than the sum, without duplication, of:

1.

50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from December 31, 2019 to the end of the Issuer’s most recently ended fiscal quarter for which consolidated internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

2.

100% of the aggregate net cash proceeds and the aggregate Fair Market Value of any property received by the Issuer since the Initial Issue Date (A) as a contribution to its common equity capital, (B) from Equity Offerings of the Issuer (other than Disqualified Stock), including cash proceeds received from an exercise of warrants or options, or (C) from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Equity Interests (in the case of each of the foregoing clauses (A) through (C), other than a contribution from, or Equity Interests (or Disqualified Stock or debt securities) sold to, a Subsidiary of the Issuer); plus

3.

to the extent any Restricted Investment that was made after the Initial Issue Date is (a) disposed of or otherwise liquidated, redeemed, repurchased or repaid, or (b) made in an entity that subsequently becomes a Restricted Subsidiary of the Issuer, 100% of the cash and the Fair Market Value of marketable securities or other property received by the Issuer or any Restricted Subsidiary of the Issuer with respect to such Restricted Investment (less the cost of disposition, if any); plus

4.

to the extent that any Unrestricted Subsidiary of the Issuer is redesignated as a Restricted Subsidiary after the Initial Issue Date, 100% of the Fair Market Value of the Issuer’s Investment in such Subsidiary as of the date of such redesignation; plus

5.

100% of any dividends or distributions received in cash by the Issuer or a Restricted Subsidiary from an Unrestricted Subsidiary after the Initial Issue Date (to the extent not already included in Consolidated Net Income of the Issuer for the applicable period).”

(2)

For the purposes of this Seventh Supplemental Indenture and with respect to the 2027 Convertible Notes (and for greater certainty not with respect to the 2023 Notes or the 2025 Convertible Notes), the Original Indenture shall be amended by deleting Section 7.9(b)(xv) in its entirety and replacing it with the following:

“any other Restricted Payment provided that, at the time of and after giving effect to such Restricted Payment, the aggregate of such Restricted Payment and all other Restricted Payments made under this Section 7.9(b)(xv) since the Initial Issue Date does not exceed the greater of (a) $65 million and (b) 6.5% of the Issuer’s Consolidated Net Tangible Assets (determined as of the date of such Restricted Payment);”

(3)

For the purposes of this Seventh Supplemental Indenture and with respect to the 2027 Convertible Notes (and for greater certainty not with respect to the 2023 Notes or the 2025 Convertible Notes), the Original Indenture shall be amended by deleting Section 7.9(b)(xviii) in its entirety and replacing it with the following:

“the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer pursuant to a normal course issuer bid; provided that immediately after giving effect to any such transaction pursuant to this Section 7.9(b)(xviii), the Consolidated Leverage Ratio of the Issuer would not exceed 1.0 to 1.0.”

Section 2.15 Incurrence of Indebtedness

(1)

For the purposes of this Seventh Supplemental Indenture and with respect to the 2027 Convertible Notes (and for greater certainty not with respect to the 2023 Notes or the 2025 Convertible Notes), the Original Indenture shall be amended by deleting Section 7.10(b)(ii) in its entirety and replacing it with the following:

“the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness represented by Lease Obligations in an aggregate principal amount that, at the time of and after giving effect to such Incurrence and all other Incurrences made under this Section 7.10(b)(ii) since the Initial Issue Date and which remain outstanding (including all Permitted Refinancing Indebtedness Incurred to refund, refinance, replace, defease or discharge any Lease Obligations Incurred pursuant to this Section 7.10(b)(ii)), does not exceed the greater of (a) $200 million and (b) 20% of the Issuer’s Consolidated Net Tangible Assets (determined as of the date of such Incurrence and including any right of use assets acquired in connection with such Lease Obligations);”

(2)

For the purposes of this Seventh Supplemental Indenture and with respect to the 2027 Convertible Notes (and for greater certainty not with respect to the 2023 Notes or the 2025 Convertible Notes), the Original Indenture shall be amended by deleting Section 7.10(b)(iv) in its entirety and replacing it with the following:

“the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness represented by purchase money obligations incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, development or improvement of property, plant or equipment used in the business of the Issuer or any of its Restricted Subsidiaries, in an aggregate principal amount that, at the time of and after giving effect to such Incurrence and all other Incurrences made under this Section 7.10(b)(iv) since the Initial Issue Date and which remain outstanding (including all Permitted Refinancing Indebtedness Incurred to refund, refinance, replace, defease or discharge any Indebtedness Incurred pursuant to this Section 7.10(b)(iv)), does not exceed the greater of (a) $100 million and (b) 10% of the Issuer’s Consolidated Net Tangible Assets (determined as of the date of such Incurrence and including any assets acquired with such Indebtedness);”

(3)

For the purposes of this Seventh Supplemental Indenture and with respect to the 2027 Convertible Notes (and for greater certainty not with respect to the 2023 Notes or the 2025 Convertible Notes), the Original Indenture shall be amended by deleting Section 7.10(b)(vii) in its entirety and replacing it with the following:

“the Incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes and the Subsidiary Guarantees, in each case, issued on the Initial Issue Date, and any subsequent Incurrence by a Guarantor of Indebtedness represented by a Subsidiary Guarantee;”

(4)

For the purposes of this Seventh Supplemental Indenture and with respect to the 2027 Convertible Notes (and for greater certainty not with respect to the 2023 Notes or the 2025 Convertible Notes), the Original Indenture shall be amended by deleting Section 7.10(b)(viii) in its entirety and replacing it with the following:

“the Incurrence by the Issuer or any Restricted Subsidiary of the Issuer of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was permitted by the Note Indenture to be Incurred under Section 7.10(a) or clauses (ii), (iv), (vi), (xv) or (xix) of this Section 7.10(b);”

(5)

For the purposes of this Seventh Supplemental Indenture and with respect to the 2027 Convertible Notes (and for greater certainty not with respect to the 2023 Notes or the 2025 Convertible Notes), the Original Indenture shall be amended by deleting Section 7.10(b)(xix) in its entirety and replacing it with the following:

“the Incurrence by the Issuer or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount that, at the time of and after giving effect to such Incurrence and all other Incurrences made under this Section 7.10(b)(xix) since the Initial Issue Date and which remain outstanding (including all Permitted Refinancing Indebtedness Incurred to refund, refinance, replace, defease or discharge any Indebtedness Incurred pursuant to this Section 7.10(b)(xix)), does not exceed the greater of (a) $95 million and (b) 9.5% of the Issuer’s Consolidated Net Tangible Assets (determined as of the date of such Incurrence and including any assets acquired with such Indebtedness).”

Section 2.16 Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

(1)

For the purposes of this Seventh Supplemental Indenture and with respect to the 2027 Convertible Notes (and for greater certainty not with respect to the 2023 Notes or the 2025 Convertible Notes), the Original Indenture shall be amended by deleting Section 7.11(b)(i) in its entirety and replacing it with the following:

“existing under, by reason of or with respect to any Existing Indebtedness, Capital Stock or other agreements or instruments in effect on the Initial Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, increases, extensions, supplements, refundings, replacement or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive, taken as a whole, than those contained in the Existing Indebtedness, Capital Stock or such other agreements or instruments, as the case may be, as in effect on the Initial Issue Date;”

Section 2.17 Transactions with Affiliates

(1)

For the purposes of this Seventh Supplemental Indenture and with respect to the 2027 Convertible Notes (and for greater certainty not with respect to the 2023 Notes or the 2025 Convertible Notes), the Original Indenture shall be amended by deleting Section 7.12(a) in its entirety and replacing it with the following:

“The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each, an “Affiliate Transaction”) involving aggregate consideration in excess of $20.0 million for any Affiliate Transaction or series of related Affiliate Transactions, unless:

(i)

such Affiliate Transaction is on terms that, taken as a whole, are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Issuer or such Restricted Subsidiary with a Person that is not an Affiliate of the Issuer; and

(ii)	the Issuer delivers to the Trustee:

(A)

with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Issuer; and

(B)

with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50 million, an Officers’ Certificate certifying that, in the good faith determination of the certifying officers, such Affiliate Transaction has undergone an appraisal by a third party which has been approved by a majority of the disinterested directors of the Board of the Directors of the Issuer.”

(2)

For the purposes of this Seventh Supplemental Indenture and with respect to the 2027 Convertible Notes (and for greater certainty not with respect to the 2023 Notes or the 2025 Convertible Notes), the Original Indenture shall be amended by deleting Section 7.12(b)(vi) in its entirety and replacing it with the following:

“transactions pursuant to agreements or arrangements in effect on the Initial Issue Date, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to, or restrictive on, the Issuer and its Restricted Subsidiaries than the original agreement or arrangement in existence on the Initial Issue Date;”

Section 2.18 Repurchase at the Option of the Holders – Asset Sales

(1)

For the purposes of this Seventh Supplemental Indenture and with respect to the 2027 Convertible Notes (and for greater certainty not with respect to the 2023 Notes or the 2025 Convertible Notes), the Original Indenture shall be amended by deleting Section 7.15(a)(ii) in its entirety.

Section 2.19 Suspension of Covenants

(1)

For the purposes of this Seventh Supplemental Indenture and with respect to the 2027 Convertible Notes (and for greater certainty not with respect to the 2023 Notes or the 2025 Convertible Notes), the Original Indenture shall be amended by deleting Section 7.16(a) in its entirety and replacing it with the following:

“If on any date following the Initial Issue Date:

(i)	the Notes receive an Investment Grade Rating from at least 50% of the Designated Rating Organizations that have provided ratings of the Notes (“Investment Grade Status”); and

(ii)	“no Default or Event of Default shall have occurred and be continuing on such date,

then beginning on that day and continuing until such time, if any, at which the Notes cease to have Investment Grade Status (such period, the “Suspension Period”), the Sections listed below (the “Suspended Covenants”) will no longer be applicable to the Notes and any related default provisions of this Indenture will cease to be effective and will not be applicable to the Issuer and its Restricted Subsidiaries:

(A)	Section 7.9;

(B)	Section 7.10;

(C)	Section 7.11;

(D)	Section 7.12;

(E)	Section 7.14

(F)	Section 7.15; and

(G)	Section 12.1(a)(C).”

(2)

For the purposes of this Seventh Supplemental Indenture and with respect to the 2027 Convertible Notes (and for greater certainty not with respect to the 2023 Notes or the 2025 Convertible Notes), the Original Indenture shall be amended by deleting Section 7.16(c) in its entirety and replacing it with the following:

“With respect to the Restricted Payments made after any Reversion Date, the amount of Restricted Payments will be calculated as though Section 7.9 had been in effect prior to, but not during, the Suspension Period. All Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to 7.10(b)(vi). Any encumbrance or restriction of the type specified in Sections 7.11(a)(i), 7.11(a)(ii) and 7.11(a)(iii) entered into (or which the Issuer or any Restricted Subsidiary become legally obligated to enter into) during the Suspension Period will be deemed to have been in effect on the Initial Issue Date so that they are permitted under Section 7.11(b)(i). Any contract, agreement, loan, advance or guarantee with or for the benefit of any Affiliate of the Issuer entered into (or which the Issuer or any Restricted Subsidiary became legally obligated to enter into) during the Suspension Period will be deemed to have been in effect on the Initial Issue Date so that they are permitted under Section 7.12(b)(vi). Upon the occurrence of a Suspension Period, the amount of Excess Proceeds shall be reset at zero. During a Suspension Period, the Issuer may not designate any of its Restricted Subsidiaries to be Unrestricted Subsidiaries.”

Section 2.20 Minimum Liquidity

(1)

For the purposes of this Seventh Supplemental Indenture and with respect to the 2027 Convertible Notes (and for greater certainty not with respect to the 2023 Notes, the 2025 Convertible Notes), the Original Indenture shall be amended by deleting Section 7.17 in its entirety.

Section 2.21 Events of Default

(1)

For the purposes of this Seventh Supplemental Indenture and with respect to the 2027 Convertible Notes (and for greater certainty not with respect to the 2023 Notes or the 2025 Convertible Notes), the Original Indenture shall be amended by deleting Section 9.1(f) in its entirety and replacing it with the following:

“default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Initial Issue Date, if that default:

(i)	is caused by a failure to make any payment on such Indebtedness when due and prior to the expiration of the grace period, if any, provided in such Indebtedness (a “Payment Default”); or

(ii)	results in the acceleration of such Indebtedness prior to its stated maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default which remains outstanding or the maturity of which has been so accelerated for a period of 30 days or more, aggregates $50.0 million or more, provided that if any such Payment Default is cured or waived or any such acceleration is rescinded, as the case may be, such Event of Default under the Note Indenture and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgement or decree;”

(2)

For the purposes of this Seventh Supplemental Indenture and with respect to the 2027 Convertible Notes (and for greater certainty not with respect to the 2023 Notes or the 2025 Convertible Notes), the Original Indenture shall be amended by deleting Section 9.1(g) in its entirety and replacing it with the following:

“failure by the Issuer or any of its Restricted Subsidiaries to pay final non-appealable judgments (to the extent such judgments are not paid or covered by in-force insurance provided by a reputable carrier that has the ability to perform and has acknowledged coverage in writing) aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;”

Section 2.22 Amendment Supplement and Waiver

(1)

For the purposes of this Seventh Supplemental Indenture and with respect to the 2027 Convertible Notes (and for greater certainty not with respect to the 2023 Notes or the 2025 Convertible Notes), the Original Indenture shall be amended by deleting Section 14.3 in its entirety and replacing it with the following:

“Notwithstanding Sections 14.1 and 14.2, without the consent of any Holder, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Subsidiary Guarantees to:

(a)	cure any ambiguity, defect or inconsistency;

(b)	provide for uncertificated Notes in addition to or in place of certificated Notes;

(c)

provide for the assumption of the Issuer’s or any Guarantor’s Obligations to Holders of Notes in the case of a merger, amalgamation or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets or otherwise comply with Section 12.1;

(d)	make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under this Indenture of any Holder of Notes;

(e)

add any Subsidiary Guarantee or to effect the release of a Guarantor from its Subsidiary Guarantee, all in accordance with the provisions of this Indenture governing such release and termination or to otherwise comply with Article 15;

(f)	secure the Notes or any Subsidiary Guarantees or any other Obligation under this Indenture;

(g)	evidence and provide for the acceptance of appointment by a successor Trustee;

(h)

conform the text of this Indenture, the Notes or the Subsidiary Guarantees to any provision of the Description of Notes to the extent that such provision in this Indenture, the Notes or the Subsidiary Guarantees was intended to be a verbatim recitation of a provision of the Description of Notes;

(i)	provide for the issuance of Additional Notes in accordance with this Indenture;

(j)	to enter into additional or supplemental Security Documents or to add additional parties to the Security Documents to the extent permitted thereunder and under this Indenture;

(k)	allow any Guarantor to execute a Subsidiary Guarantee;

(l)	to provide for any amendments permitted under Section 1.13; or

(m)

to release Collateral from the First-Priority Liens when permitted or required by this Indenture and the Security Documents or add assets to Collateral to secure First-Lien Indebtedness to the extent such Indebtedness is permitted under this Indenture.”

Section 2.23 Unrestricted Subsidiaries

(1)

For the purposes of this Seventh Supplemental Indenture and with respect to the 2027 Convertible Notes (and for greater certainty not with respect to the 2023 Notes or the 2025 Convertible Notes), the Original Indenture shall be amended by adding the following entity to Part III – Unrestricted Securities of Appendix D:

“Columbia Care NY Realty LLC”.

Section 2.24 Global Notes – U.S. Restrictions on Transfer

(1)

For the purposes of this Seventh Supplemental Indenture and with respect to the 2027 Convertible Notes (and for greater certainty not with respect to the 2023 Notes or the 2025 Convertible Notes), the Original Indenture shall be amended by deleting Section 5.6(f) in its entirety and replacing it with the following:

“U.S. Restrictions on Transfer.

(a)

Transfer and Exchange of Beneficial Interests in the Global Note. A beneficial interest in any Global Note may be transferred or exchanged only in accordance with the Indenture and in compliance with Exhibit A with respect to Regulation D Global Notes.

(b)

Transfers and Exchanges Involving Certificated Notes. The Person requesting transfer or exchange of a Global Note for a Certificated Note or a Certificated Note for a Global Note must deliver or cause to be delivered to the Trustee (x) a duly completed and signed Form of Transfer attached to the applicable Note and an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the U.S. Securities Act and any applicable securities laws of any states of the United States. Unless otherwise determined by the Company, any such Note issued upon transfer or exchange pursuant to this paragraph (b) shall have the same legends and the Note being transferred or exchanged.

Section 2.25 Registration Rights

Pursuant to the Registration Rights Agreement, the Issuer shall prepare and file with the U.S. Securities and Exchange Commission within 14 calendar days after the Issue Date a registration statement (on Form S-1 (except if the Issuer is then eligible to register for resale the Registrable Securities (as defined below) on Form S-3, such registration shall be on Form S-3 or another appropriate form in accordance with the Registration Rights Agreements), for (a) all Notes Shares then issued and issuable upon conversion of the Notes (assuming on such date the Notes are converted in full without regard to any exercise limitations therein) and (b) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing ((a) and (b), “Registrable Securities”); provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Issuer shall not be required to maintain the effectiveness of any, or file another, registration statement under the Registration Rights Agreements with respect thereto) for so long as (a) a registration statement with respect to the sale of such Registrable Securities is declared effective by the U.S. Securities and Exchange Commission under the U.S. Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective registration statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the transfer agent and the affected Holders (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any affiliate of the Issuer), as reasonably determined by the Issuer, upon the advice of counsel to the Issuer, in each case, in accordance with the terms and conditions of the Registration Rights Agreements, and the Issuer shall perform its other obligations under the Registration Rights Agreements.

ARTICLE 3

CONVERSION OF NOTES

Section 3.1 Note Conversion.

(1)

The 2027 Convertible Notes shall be convertible, for no additional consideration, at the option of the holder thereof, in whole or in part, at any time and from time to time from the date of issuance of the 2027 Convertible Notes until the date that is the earlier of: (i) the close of business on the 2027 Convertible Notes Maturity Date, and (ii) the Business Day immediately preceding the date specified by the Issuer for redemption upon a Change of Control in accordance with Section 7.14 of the Indenture, as amended hereby (the “Conversion Period”) into common shares of the Issuer (the “Note Shares”) at a conversion price per Note Share equal to US$0.305 (the “Conversion Price”), all subject to the terms and conditions and in the manner set forth herein. Holders converting their 2027 Convertible Notes will receive accrued and unpaid interest (in cash) thereon for the period from and including the date of the latest Interest Payment Date to, and including, the date of conversion.

(2)

For the purposes of this Section 3.1, a 2027 Convertible Note surrendered for conversion shall be deemed to be surrendered on the earlier of the date received by the Trustee or the 2027 Convertible Notes Maturity Date, provided that the register of the Trustee is open and received all necessary documentation in respect of the conversion; provided that if a 2027 Convertible Note is surrendered for conversion on a day on which the register of Common Shares is closed, the person or persons entitled to receive Common Shares shall become the holder or holders of record of such Common Shares as at the date on which such registers are next reopened.

(3)	[Reserved]

(4)

A beneficial Holder of uncertificated 2027 Convertible Notes evidenced by a security entitlement in respect of 2027 Convertible Notes in the book entry registration system who desires to convert his or her Notes must do so by causing a participant in the Depository’s book entry registration system for the 2027 Convertible Notes (the “Book Entry Only Participant”) to deliver to the Depository on behalf of the entitlement holder, notice of the owner’s intention to convert 2027 Convertible Notes in a manner acceptable to the Depository. Forthwith upon receipt by the Depository of such notice, the Depository shall deliver to the Trustee confirmation of its intention to convert Notes (“Confirmation”) in a manner acceptable to the Trustee, including by electronic means through the book entry registration system.

(5)

A notice in form acceptable to the Book Entry Only Participant should be provided to the Book Entry Only Participant sufficiently in advance so as to permit the Book Entry Only Participant to deliver notice and payment to the Depository and for the Depository in turn to deliver notice and payment to the Trustee prior to the 2027 Convertible Notes Maturity Date. The Depository will initiate the conversion by way of the Confirmation and the Trustee will execute the conversion by issuing to the Depository through the book entry registration system or as a physical certificate the Common Shares to which the exercising Holder is entitled pursuant to the conversion. Any expense associated with the conversion process will be for the account of the entitlement holder converting the 2027 Convertible Notes and the Book Entry Only Participant exercising the 2027 Convertible Note on its behalf.

(6)

By causing a Book Entry Only Participant to deliver notice to the Depository, a Holder shall be deemed to have irrevocably surrendered his or her Notes so converted and appointed such Book Entry Only Participant to act as his or her exclusive settlement agent with respect to the conversion and the receipt of Common Shares in connection with the obligations arising from such conversion.

(7)

Any notice which the Depository determines to be incomplete, not in proper form or not duly executed shall for all purposes be void and of no effect and the conversion to which it relates shall be considered for all purposes not to have been converted thereby. A failure by a Book Entry Only Participant to convert or to give effect to the settlement thereof in accordance with the Holders instructions will not give rise to any obligations or liability on the part of the Issuer or Trustee to the Book Entry Only Participant or the Holder.

(8)

Any conversion notice for the 2027 Convertible Notes substantially in the form as set out in Schedule “B” attached hereto (the “Conversion Notice”) referred to in this Article 3 shall be signed by the persons who are registered owners of Notes as such names appear on the register, and for greater certainty, shall include the Depository as well as the holders of uncertificated 2027 Convertible Notes appearing on the register of the Trustee (the “Registered Holder”), or its executors or administrators or other legal representatives or an attorney of the Registered Holder, duly appointed by an instrument in writing satisfactory to the Trustee but such conversion form need not be executed by the Depository.

(9)

Any conversion referred to in this Section 3.1 shall require that the original Conversion Notice executed by the Registered Holder or the Confirmation from the Depository must be received by the Trustee prior to the 2027 Convertible Notes Maturity Date.

(10)

Notwithstanding the foregoing in this Section 3.1, a 2027 Convertible Note may only be converted pursuant to this Section 3.1 by or on behalf of a Registered Holder, except the Depository or Holder, as applicable, who makes the certifications set forth on the Conversion Notice set out in Schedule “B” .

(11)

If the form of Conversion Notice set forth in the 2027 Convertible Notes Certificate shall have been amended, the Issuer shall cause the amended Conversion Notice to be forwarded to all Registered Holders.

(12)

Conversion Notices and Confirmations must be delivered to the Trustee at any time during the Trustee’s actual business hours on any Business Day prior to the 2027 Convertible Notes Maturity Date. Any Conversion Notice or Confirmations received by the Trustee after business hours on any Business Day will be deemed to have been received by the Trustee on the next following Business Day.

(13)

Any 2027 Convertible Notes with respect to which a Conversion Notice or a Confirmation is not received by the Trustee prior to the 2027 Convertible Notes Maturity Date shall be deemed to have expired and become void and all rights with respect to such 2027 Convertible Notes shall terminate and be cancelled.

Section 3.2 Restrictive Legend

(1)

The 2027 Convertible Notes issuable pursuant to this Seventh Supplemental Indenture and the Common Shares issuable on the conversion thereof have not been, and the 2027 Convertible Notes issuable pursuant to this Seventh Supplemental Indenture will not be, registered under the U.S. Securities Act or the securities laws of any state of the United States.

(2)

Each 2027 Convertible Notes Certificate on the Issue Date, and any certificates representing Common Shares issued on the conversion thereof, and all certificates issued in exchange or in substitution thereof or upon transfer thereof, in each case, until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, shall bear or be deemed to bear the following legend:

“THE SECURITIES REPRESENTED HEREBY [add for the Notes: AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES, FOR THE BENEFIT OF THE CANNABIST COMPANY HOLDINGS INC. (THE “CORPORATION”), THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION; (B) IN COMPLIANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (C) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (B)(2) OR (C) ABOVE, A LEGAL OPINION FROM COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

No transfer of 2027 Convertible Notes evidenced by a 2027 Convertible Notes Certificate bearing the legend set forth in Section 3.2(2) above shall be made except in accordance with the requirements of such legend and subject to this Seventh Supplemental Indenture.

Section 3.3 Transfer Fees and Taxes.

If any Common Shares are to be issued to a person or persons other than the Registered Holder, the Registered Holder shall execute the Form of Transfer and will comply with such reasonable requirements as the Trustee may stipulate and will pay to the Issuer or the Trustee on behalf of the Issuer, all applicable transfer or similar taxes and the Issuer will not be required to issue or deliver certificates evidencing the Common Shares unless or until such Holder shall have paid to the Issuer or the Trustee on behalf of the Issuer, the amount of such tax or shall have established to the satisfaction of the Issuer and the Trustee that such tax has been paid or that no tax is due.

Section 3.4 Note Agency.

To facilitate the exchange, transfer or conversion of 2027 Convertible Notes and compliance with such other terms and conditions hereof as may be required, the Issuer has appointed the principal office of the Trustee in the city of Vancouver (the “Note Agency”), as the agency at which 2027 Convertible Notes may be surrendered for exchange or transfer or at which 2027 Convertible Notes may be converted and the Trustee has accepted such appointment. The Issuer may from time to time designate alternate or additional places as the Note Agency (subject to the Trustee’s prior approval) and will give notice to the Trustee of any proposed change of the Note Agency. Branch registers shall also be kept at such other place or places, if any, as the Issuer, with the approval of the Trustee, may designate. The Trustee will from time to time when requested to do so by the Issuer or any Registered Holder, upon payment of the Trustee’s reasonable charges, furnish a list of the names and addresses of each Registered Holder and showing the number of 2027 Convertible Notes held by each such Registered Holder.

Section 3.5 Securities Restrictions.

Notwithstanding anything herein contained, Common Shares will be issued upon conversion of a Holder only in compliance with the securities laws of any applicable jurisdiction and, without limiting the generality of the foregoing, the Issuer will legend the certificates representing the Common Shares if, in the opinion of counsel to the Trustee or Issuer, such legend is necessary in order to comply with the securities law of any applicable jurisdiction or the rules of any applicable stock exchange. Notwithstanding any other provisions of this Seventh Supplemental Indenture, in processing and registering transfers of 2027 Convertible Notes, and in processing conversions of 2027 Convertible Notes, no duty or responsibility whatsoever shall rest upon the Trustee to determine the compliance by any transferor or transferee or by a holder converting 2027 Convertible Notes with the terms of any legend affixed on the Holder certificates, or with the relevant securities laws or regulations, and the Trustee shall be entitled to assume that all transfers and conversions of 2027 Convertible Notes are legal and proper.

Section 3.6 Certain Limitations on Conversion.

Notwithstanding anything to the contrary in this Seventh Supplemental Indenture, for greater certainty, in no event shall (i) the Issuer issue, be required to issue or be deemed to have issued a number of Common Shares upon conversion or otherwise pursuant to the 2027 Convertible Notes, or (ii) the Holder shall have the right to convert any portion of the 2027 Convertible Notes, and any such conversion shall be null and void and treated as if never made, in each case, to the extent that after giving effect to such conversion, the Holder and its affiliates together with any person acting jointly or in concert (the “Attribution Parties”), collectively would beneficially own or exercise control or direction over, directly or indirectly in excess of 4.99% (the “Maximum Percentage”) of the Common Shares outstanding immediately after giving effect to such conversion. For purposes of this Section 3.6, the aggregate number of Common Shares beneficially owned by the Holder and the other Attribution Parties shall include the number of Common Shares held by the Holder and all other Attribution Parties plus the number of Note Shares issuable upon conversion of the 2027 Convertible Notes with respect to which the determination of such calculation is being made, but shall exclude Common Shares which would be issuable upon (A) conversion of the remaining, unconverted portion of the 2027 Convertible Notes beneficially owned by the Holder or any of the other Attribution Parties and (B) conversion or exercise of the unexercised or unconverted portion of any other securities of the Issuer (including, without limitation, any convertible notes or convertible preferred share or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3.6. For purposes of this Section 3.6, beneficial ownership shall be calculated in accordance with Section 13(d) of the U.S. Securities Exchange Act. For purposes of determining the number of outstanding Common Shares a Holder may acquire upon the conversion of the 2027 Convertible Notes without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding Common Shares as reflected in the most recent of (x) the Issuer’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the U.S. Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Issuer or (z) any other written notice by the Issuer or its transfer agent, if any, setting forth the number of Common Shares outstanding (the “Reported Outstanding Share Number”). If the Issuer receives a conversion notice from the Holder at a time when the actual number of outstanding Common Shares is less than the Reported Outstanding Share Number, the Issuer shall notify the Holder in writing of the number of Common Shares then outstanding and, to the extent that such conversion notice would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section 3.6, to exceed the Maximum Percentage, the Holder must notify the Issuer of a reduced number of Note Shares to be issued pursuant to such conversion notice. For any reason at any time, upon the written request of the Holder, the Issuer shall within three (3) Business Days confirm in writing or by electronic mail to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the exercise or conversion of securities of the Issuer, including the 2027 Convertible Notes, by the Holder and any other Attribution Parties since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Note Shares to the Holder upon conversion of 2027 Convertible Notes results in the Holder and the other Attribution Parties being deemed to beneficially own or exercise control or direction over, directly or indirectly, in the aggregate, more than the Maximum Percentage of the number of outstanding Common Shares (as determined under Section 13(d) of the U.S. Securities Exchange Act), the number of shares so issued by which the Holder and the other Attribution Parties’ aggregate beneficial ownership or control exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Issuer, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not to exceed 9.99%; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Issuer and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of 2027 Convertible Notes that is not an Attribution Party of the Holder. The provisions of this Section 3.6 shall be construed and implemented in strict conformity with the terms of this Section 3.6 except to the extent necessary to correct this paragraph (or any portion of this Section 3.6) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3.6 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this Section 3.6 may not be waived and shall apply to a successor holder of any and all 2027 Convertible Notes. For greater certainty the Trustee shall not be required to confirm whether or not a holder has exceeded the Maximum Percentage threshold, nor will the Trustee be liable for processing the valid conversion of 2027 Convertible Notes that is then determined, by the Issuer, to result in a holder exceeding the Maximum Percentage threshold.

ARTICLE 4

ADJUSTMENT OF NUMBER OF COMMON SHARES AND CONVERSION PRICE

Section 4.1 Adjustment of Number of Common Shares and Conversion Price.

(1)

The conversion rights in effect under the 2027 Convertible Notes for Common Shares issuable upon the conversion of the 2027 Convertible Notes shall be subject to adjustment from time to time as follows:

(a)	if, at any time prior to the 2027 Convertible Notes Maturity Date, the Issuer shall:

(i)	subdivide, re-divide or change its outstanding Common Shares into a greater number of Common Shares;

(ii)	reduce, combine or consolidate its outstanding Common Shares into a smaller number of Common Shares; or

(iii)

issue Common Shares or securities exchangeable for, or convertible into, Common Shares to all or substantially all of the holders of Common Shares by way of distribution (other than a distribution of Common Shares upon the conversion of 2027 Convertible Notes);

the Conversion Price in effect on the effective date of such subdivision, re-division, change, reduction, combination, consolidation or on the record date of such distribution, as the case may be, shall in the case of the events referred to in (i) or (iii) above be decreased in proportion to the number of outstanding Common Shares resulting from such subdivision, re-division, change or distribution, or shall, in the case of the events referred to in (ii) above, be increased in proportion to the number of outstanding Common Shares resulting from such reduction, combination or consolidation. Such adjustment shall be made successively whenever any event referred to in this Section 4.1 shall occur. Upon any adjustment of the Conversion Price pursuant to this Section 4.1, the Conversion Price shall be contemporaneously adjusted by multiplying the number of Common Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the Conversion Price in effect immediately prior to such adjustment and the denominator shall be the Conversion Price resulting from such adjustment;

(b)

if and whenever at any time prior to the 2027 Convertible Notes Maturity Date, the Issuer shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible or exchangeable into Common Shares) at a price per Common Share (or having a conversion or exchange price per Common Share) less than 95% of the weighted average of the trading price per Common Share for each day there was a closing price for 20 consecutive trading days ending five Business Days prior to such date on the Exchange (the “Common Share Current Market Price”) on such record date (a “Common Share Rights Offering”), the Conversion Price shall be adjusted immediately after such record date so that it shall equal the amount determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Common Share Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase or into which the convertible or exchangeable securities so offered are convertible or exchangeable; any Common Shares owned by or held for the account of the Issuer shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that no such rights or warrants are exercised prior to the expiration thereof, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or, if any such rights or warrants are exercised, to the Conversion Price which would then be in effect based upon the number of Common Shares (or securities convertible or exchangeable into Common Shares) actually issued upon the exercise of such rights or warrants, as the case may be. Upon any adjustment of the Conversion Price pursuant to this Section 4.1(b), the Conversion Price will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the Conversion Price in effect immediately prior to such adjustment and the denominator shall be the Conversion Price resulting from such adjustment. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in this Section 4.1(b) are fixed within a period of 25 trading days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates;

(c)

if and whenever at any time prior to the 2027 Convertible Notes Maturity Date the Issuer shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of (i) securities of any class, whether of the Issuer or any other entity (other than Common Shares), (ii) rights, options or warrants to subscribe for or purchase Common Shares (or other securities convertible into or exchangeable for Common Shares), other than pursuant to a Common Share Rights Offering; (iii) evidences of its indebtedness or (iv) any property or other assets then, in each such case, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Common Share Current Market Price on such record date, less the excess, if any, of the fair market value on such record date, as determined by the Issuer (whose determination shall be conclusive), of such securities or other assets so issued or distributed over the fair market value of any consideration received therefor by the Issuer from the holders of the Common Shares, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Common Share Current Market Price; and Common Shares owned by or held for the account of the Issuer shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that such distribution is not so made, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed. Upon any adjustment of the Conversion Price pursuant to this Section 4.1(c), the Conversion Price will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the Conversion Price in effect immediately prior to such adjustment and the denominator shall be the Conversion Price resulting from such adjustment;

(d)

if and whenever at any time prior to the 2027 Convertible Notes Maturity Date, there is a reclassification of the Common Shares or a capital reorganization of the Issuer other than as described in Section 4.1(c) or a consolidation, amalgamation, arrangement or merger of the Issuer with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Issuer as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any Registered Holder who has not exercised its right of acquisition prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares that prior to such effective date the Registered Holder would have been entitled to receive, the number of shares or other securities or property of the Issuer or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made, as the case may be, that such Registered Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, if, on the effective date thereof, as the case may be, the Registered Holder had been the registered holder of the number of Common Shares to which prior to such effective date it was entitled to acquire upon the conversion of the 2027 Convertible Notes. If determined appropriate by the Trustee, relying on advice of counsel to the Trustee or Issuer, to give effect to or to evidence the provisions of this Section 4.1(d), the Issuer, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Seventh Supplemental Indenture with respect to the rights and interests thereafter of the Registered Holder to the end that the provisions set forth in this Seventh Supplemental Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a Registered Holder is entitled on the exercise of its acquisition rights thereafter. Any indenture entered into between the Issuer, any successor to the Issuer or such purchasing body corporate, partnership, trust or other entity and the Trustee shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 4.1(d) and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, sales or conveyances;

(e)

in any case in which this Section 4.1(e) shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Issuer may defer, until the occurrence of such event, issuing to the Registered Holder of any 2027 Convertible Note converted after such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Issuer shall deliver to such Registered Holder an appropriate instrument evidencing such Registered Holder’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the relevant date of conversion or such later date as such Registered Holder would, but for the provisions of this Section 4.1(e), have become the holder of record of such additional Common Shares pursuant to Section 4.1;

(f)

in any case in which Section 4.1(a)(iii), Section 4.1(b) or Section 4.1(c) of this Seventh Supplemental Indenture, require that an adjustment be made to the Conversion Price, no such adjustment shall be made if the Registered Holders of the outstanding 2027 Convertible Notes receive, subject to the approval of the Exchange if required, the rights or warrants referred to in Section 4.1(a)(iii), Section 4.1(b) or the shares, rights, options, warrants, evidences of indebtedness or assets referred to in Section 4.1(c) of this Seventh Supplemental Indenture, as the case may be, in such kind and number as they would have received if they had been holders of Common Shares on the applicable record date or effective date, as the case may be, by virtue of their outstanding 2027 Convertible Notes having then been converted into Common Shares at the Conversion Price in effect on the applicable record date or effective date, as the case may be;

(g)

the adjustments provided for in this Section 4.1 are cumulative, and shall, in the case of adjustments to the Conversion Price be computed to the nearest whole cent and shall apply to successive subdivisions, re-divisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section 4.1, provided that, notwithstanding any other provision of this Section 4.1, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 4.1(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and

(h)

after any adjustment pursuant to this Section 4.1, the term “Common Shares” where used in this Seventh Supplemental Indenture shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, the Registered Holder is entitled to receive upon the conversion of its 2027 Convertible Notes, and the number of Common Shares indicated by any conversion made pursuant to a 2027 Convertible Note shall be interpreted to mean the number of Common Shares or other property or securities a Registered Holder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, upon the full or partial conversion of a 2027 Convertible Note.

Section 4.2 Entitlement to Common Shares on Conversion of 2027 Convertible Notes.

All Common Shares or shares of any class or other securities, which a Registered Holder is at the time in question entitled to receive on the conversion of its 2027 Convertible Note, whether or not as a result of adjustments made pursuant to this Article 4, shall, for the purposes of the interpretation of this Seventh Supplemental Indenture, be deemed to be Common Shares which such Registered Holder is entitled to acquire pursuant to such 2027 Convertible Note.

Section 4.3 No Adjustment for Certain Transactions.

Notwithstanding anything in this Article 4, no adjustment shall be made in the acquisition rights attached to the 2027 Convertible Notes if the issue of Common Shares is being made pursuant to this Seventh Supplemental Indenture or in connection with (a) any share incentive plan or restricted share plan or share purchase plan in force from time to time for directors, officers, employees, consultants or other service providers of the Issuer; or (b) the satisfaction of existing instruments issued at the date hereof.

Section 4.4 Determination by Auditors.

In the event of any question arising with respect to the adjustments provided for in this Article 4 such question shall be conclusively determined by an independent firm of chartered accountants other than the auditors of the Issuer, who shall have access to all necessary records of the Issuer, and such determination shall be binding upon the Issuer, the Trustee, all holders and all other persons interested therein.

Section 4.5 Proceedings Prior to any Action Requiring Adjustment.

As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the 2027 Convertible Notes, including the number of Common Shares which are to be received upon the conversion thereof, the Issuer shall take any action which may, in the opinion of counsel to the Trustee or Issuer, be necessary in order that the Issuer has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Common Shares which the holders of such 2027 Convertible Notes are entitled to receive on the conversion thereof in accordance with the provisions hereof.

Section 4.6 Certificate of Adjustment.

The Issuer shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in this Article 4, deliver a certificate of the Issuer to the Trustee specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate shall be supported by a certificate of the Issuer’s auditors verifying such calculation. The Trustee shall rely, and shall be protected in so doing, upon the certificate of the Issuer or of the Issuer’s auditor and any other document filed by the Issuer pursuant to this Article 4 for all purposes.

Section 4.7 Notice of Special Matters.

The Issuer covenants with the Trustee that, so long as any 2027 Convertible Notes remain outstanding, it will give notice to the Trustee and to the Registered Holder of its intention to fix a record date that is prior to the 2027 Convertible Notes Maturity Date for any matter for which an adjustment may be required pursuant to Section 4.1. Such notice shall specify the particulars of such event and the record date for such event, provided that the Issuer shall only be required to specify in the notice such particulars of the event as shall have been fixed and determined on the date on which the notice is given. The notice shall be given in each case not less than 14 days prior to such applicable record date. If notice has been given and the adjustment is not then determinable, the Issuer shall promptly, after the adjustment is determinable, file with the Trustee a computation of the adjustment and give notice to the Registered Holders of such adjustment computation.

Section 4.8 Protection of Trustee.

The Trustee shall not:

(a)

at any time be under any duty or responsibility to any Registered Holder to determine whether any facts exist which may require any adjustment contemplated by Section 4.1 of this Seventh Supplemental Indenture,, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)

be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any 2027 Convertible Note; and

(c)

incur any liability or be in any way responsible for the consequences of any breach on the part of the Issuer of any of the representations, warranties or covenants herein contained or of any acts of the directors, officers, employees, agents or servants of the Issuer.

Section 4.9 Other Adjustments.

If the Issuer after the date hereof shall take any action affecting the Common Shares, other than an action described in this Article 4 which, in the opinion of the directors of the Issuer, would have a material adverse effect on the rights of Registered Holders, or the Conversion Price, there shall be an adjustment in such manner, if any, and at such time, by action of the directors, acting reasonably and in good faith, as they may reasonably determine to be equitable to the Registered Holders in such circumstances, provided that no such adjustment will be made unless prior approval of any stock exchange on which the Common Shares are listed for trading, if any, has been obtained.

Section 4.10 Participation by Holder.

No adjustments shall be made pursuant to this Article 4 if the Registered Holder are entitled to participate in any event described in this Article 4 on the same terms, mutatis mutandis, as if the Registered Holder had converted their 2027 Convertible Notes prior to, or on the effective date or record date of, such event.

ARTICLE 5

MISCELLANEOUS

Section 5.1 Acceptance of Trust.

The Trustee accepts the trusts in this Seventh Supplemental Indenture and agrees to carry out and discharge the same upon the terms and conditions set out in this Seventh Supplemental Indenture and in accordance with the Indenture.

Section 5.2 Confirmation of Indenture.

The Indenture as amended and supplemented by this Seventh Supplemental Indenture is in all respects confirmed and for greater certainty the Issuer acknowledges and confirms that the Security Documents granted by it pursuant to the Indenture secure the due payment of all principal, interest and other amounts outstanding under the 2027 Convertible Notes.

Section 5.3 Effective Date

This Seventh Supplemental Indenture shall take effect upon the date first above written.

Section 5.4 Counterparts.

This Seventh Supplemental Indenture may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument. Counterparts may be executed either in original or electronic form and the parties hereto adopt any signatures received by electronic means as original signatures of the parties.

Section 5.5 Fax/Email.

The Trustee shall be entitled to treat a facsimile, pdf or e-mail communication or communication by other similar electronic means in a form satisfactory to the Trustee (“Electronic Methods”) from a person purporting to be (and whom such Trustee, acting reasonably, believes in good faith to be) the authorized representative of the Issuer, as sufficient instructions and authority of the Issuer for the Trustee to act and shall have no duty to verify or confirm that person is so authorized. The Issuer acknowledges that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to the Trustee and that there may be more secure methods of transmitting instructions than Electronic Methods.

Section 5.6 Force Majeure.

The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or Governmental Authority, any act of God or war, civil unrest, pandemic, local or national disturbance or disaster, any act of terrorism, cyber terrorism, loss or malfunctions of utilities, computer (hardware or software) or communication services or the unavailability of any wire or facsimile or other wire or communication facility).

Section 5.7 Trial by Jury.

The parties hereto hereby waive any right they may have to require a trial by jury of any proceeding commenced in connection herewith.

[Signature Page Follows]

IN WITNESS OF WHICH this Seventh Supplemental Indenture has been duly executed by the Issuer and the Trustee.

Dated as of the date first written above.

THE CANNABIST COMPANY HOLDINGS INC.

Per: /s/ David Hart
David Hart
Chief Executive Officer

ODYSSEY TRUST COMPANY

Per: /s/ Dan Sander
Dan Sander
President, Corporate Trust

Per: /s/ Amy Douglas
Amy Douglas
Senior Director, Corporate Trust

Schedule “A”

FORM OF NOTE CERTIFICATE

[Canadian Securities Legend: UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE]].2

[Global Note Legend: THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR NOTES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL NOTE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO THE CANNABIST COMPANY HOLDINGS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.]3

[Regulation D Legend: THE SECURITIES REPRESENTED HEREBY [add for the Notes: AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES, FOR THE BENEFIT OF THE CANNABIST COMPANY HOLDINGS INC. (THE “CORPORATION”), THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION; (B) IN COMPLIANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (C) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (B)(2) OR (C) ABOVE, A LEGAL OPINION FROM COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.]4

[2]	Include legend on all Notes.
[3]	Include legend on all Global Notes.
[4]	Include legend on all Notes.

“A” - 1

CUSIP ●

ISIN ●

No. ●	US$●

THE CANNABIST COMPANY HOLDINGS INC.

(a corporation continued under the laws of the Business Corporations Act (British Columbia))

9.00% Senior Secured Convertible Notes Due 2027

THE CANNABIST COMPANY HOLDINGS INC. (the “Issuer”) for value received hereby acknowledges itself indebted and, subject to the provisions of the trust indenture dated as of May 14, 2020 (the “Trust Indenture”), as supplemented and amended by the First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture, Fourth Supplemental Indenture, Fifth Supplemental Indenture, Sixth Supplemental Indenture and Seventh Supplemental Indenture (each as defined in the Seventh Supplemental Indenture dated as of March [●], 2024 and collectively with the Trust Indenture, the “Indenture”), between the Issuer and Odyssey Trust Company (the “Trustee”), promises to pay to ____________________________on March [●], 2027 (the “Maturity Date”) or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture, the principal sum of ● (US$●) in lawful money of the United States of America on presentation and surrender of this 2027 Convertible Note at the main branch of the Trustee in Vancouver, British Columbia in accordance with the terms of the Indenture and, subject as hereinafter provided, to pay interest on the principal amount hereof from the date hereof, at the rate of 9.00% per annum, in like money, in arrears in equal installments on March 31 and September 30 of each year (each, an “Interest Payment Date”), and, should the Issuer at any time make default in the payment of any principal, or interest, to pay interest on the amount in default at a rate that is 1% higher than the applicable rate on the 2027 Convertible Notes, in like money and on the same date.

Interest on this 2027 Convertible Note will be computed on the basis of a 365-day or 366-day year, as applicable, and will be payable in equal semi-annual amounts; provided that for any Interest Period that is shorter than a full semi-annual interest period, interest shall be calculated on the basis of a year of 365 days or 366 days, as applicable, and the actual number of days elapsed in that period.

If the date for payment of any amount of principal, premium or interest is not a Business Day at the place of payment, then payment will be made on the next Business Day and the holder hereof will not be entitled to any further interest on such principal, or to any interest on such interest, premium or other amount so payable, in respect of the period from the date for payment to such next Business Day.

Interest hereon shall be payable on the applicable Interest Payment Date by cheque mailed by prepaid ordinary mail or by electronic transfer of funds to the registered holder hereof as of the close of business on March 26 and September 25 immediately preceding the relevant Interest Payment Date, and, subject to the provisions of this Indenture, the mailing of such cheque or the electronic transfer of such funds shall, to the extent of the sum represented thereby (plus the amount of any Taxes required by law to be deducted or withheld), satisfy and discharge all liability for interest then accrued on this 2027 Convertible Note.

This Note is one of the 9.00% Senior Secured Convertible Notes due 2027 (referred to herein as the “2027 Convertible Notes”) of the Issuer issued under the provisions of the Indenture. The 2027 Convertible Notes authorized for issue immediately are limited to an aggregate principal amount of US$25,750,000 in lawful money of the United States. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the 2027 Convertible Notes are or are to be issued and held and the rights and remedies of the holders of the 2027 Convertible Notes and of the Issuer and of the Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Note by acceptance hereof assents.

“A” - 2

The 2027 Convertible Notes are issuable at a price of US$800 per US$1,000 of principal amount and only in denominations of US$1,000 and integral multiples of US$1,000. Upon compliance with the provisions of the Indenture, 2027 Convertible Notes of any denomination may be exchanged for an equal aggregate principal amount of 2027 Convertible Notes in any other authorized denomination or denominations.

This 2027 Convertible Note or any part, being US$1,000 or an integral multiple thereof, of the principal of this 2027 Convertible Note, provided that the principal amount of this 2027 Convertible Note is in a denomination in excess of US$1,000, is convertible, at the option of the holder hereof, upon surrender of this 2027 Convertible Note at the principal office of the Trustee in Vancouver, British Columbia, for no additional consideration, at any time and from time to time prior to the earlier of: (i) the close of business on the Maturity Date, and (ii) the Business Day immediately preceding the date specified by the Issuer for redemption of the 2027 Convertible Notes upon a Change of Control, in each case at a conversion price per Common Share equal to US$[●] payable on the Business Day prior to the date of conversion (the “Conversion Price”), all subject to the terms and conditions and in the manner set forth herein. Holders converting their 2027 Convertible Notes will receive accrued and unpaid interest (in cash) thereon for the period from and including the date of the latest Interest Payment Date to, and including, the date of conversion.

Notwithstanding anything to the contrary in this 2027 Convertible Note, for greater certainty, in no event shall (i) the Issuer issue, be required to issue or be deemed to have issued a number of common shares (the “Common Shares”) upon conversion or otherwise pursuant to the 2027 Convertible Notes, or (ii) the holder hereof shall have the right to convert any portion of the 2027 Convertible Notes, and any such conversion shall be null and void and treated as if never made, in each case, to the extent that after giving effect to such conversion, the holder hereof and its affiliates together with any person acting jointly or in concert (the “Attribution Parties”), collectively would beneficially own or exercise control or direction over, directly or indirectly in excess of 4.99% (the “Maximum Percentage”) of the Common Shares outstanding immediately after giving effect to such conversion. For purposes of this paragraph, the aggregate number of Common Shares beneficially owned by the holder hereof and the other Attribution Parties shall include the number of Common Shares held by the holder hereof and all other Attribution Parties plus the number of Note Shares issuable upon conversion of the 2027 Convertible Notes with respect to which the determination of such calculation is being made, but shall exclude Common Shares which would be issuable upon (A) conversion of the remaining, unconverted portion of the 2027 Convertible Notes beneficially owned by the holder hereof or any of the other Attribution Parties and (B) conversion or exercise of the unexercised or unconverted portion of any other securities of the Issuer (including, without limitation, any convertible notes or convertible preferred share or warrants) beneficially owned by the holder hereof or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this paragraph. For purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the U.S. Securities Exchange Act. For purposes of determining the number of outstanding Common Shares a holder hereof may acquire upon the conversion of the 2027 Convertible Notes without exceeding the Maximum Percentage, the holder hereof may rely on the number of outstanding Common Shares as reflected in the most recent of (x) the Issuer’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the U.S. Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Issuer or (z) any other written notice by the Issuer or its transfer agent, if any, setting forth the number of Common Shares outstanding (the “Reported Outstanding Share Number”). If the Issuer receives a conversion notice from the holder hereof at a time when the actual number of outstanding Common Shares is less than the Reported Outstanding Share Number, the Issuer shall notify the holder hereof in writing of the number of Common Shares then outstanding and, to the extent that such conversion notice would otherwise cause such holder’s beneficial ownership, as determined pursuant to this paragraph, to exceed the Maximum Percentage, the holder hereof must notify the Issuer of a reduced number of Note Shares to be issued pursuant to such conversion notice. For any reason at any time, upon the written request of the holder hereof, the Issuer shall within three (3) Business Days confirm in writing or by electronic mail to the holder hereof the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the exercise or conversion of securities of the Issuer, including the 2027 Convertible Notes, by the holder hereof and any other Attribution Parties since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Note Shares to the holder hereof upon conversion of 2027 Convertible Notes results in the holder hereof and the other Attribution Parties being deemed to beneficially own or exercise control or direction over, directly or indirectly, in the aggregate, more than the Maximum Percentage of the number of outstanding Common Shares (as determined under Section 13(d) of the U.S. Securities Exchange Act), the number

“A” - 3

of shares so issued by which the holder hereof and the other Attribution Parties’ aggregate beneficial ownership or control exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the holder hereof shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Issuer, the holder hereof may from time to time increase or decrease the Maximum Percentage to any other percentage not to exceed 9.99%; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Issuer and (ii) any such increase or decrease will apply only to the holder hereof and the other Attribution Parties and not to any other holder of 2027 Convertible Notes that is not an Attribution Party of the holder. The provisions of this paragraph shall be construed and implemented in strict conformity with the terms of this paragraph except to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this paragraph or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of any and all 2027 Convertible Notes. For greater certainty the Trustee shall not be required to confirm whether or not a holder has exceeded the Maximum Percentage threshold, nor will the Trustee be liable for processing the valid conversion of 2027 Convertible Notes that is then determined, by the Issuer, to result in a holder exceeding the Maximum Percentage threshold.

The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified. No fractional Common Shares will be issued on any conversion and holders will receive a cash payment in satisfaction of any fractional interest.

Upon the occurrence of a Change of Control of the Issuer, the Issuer is required to make an offer, at the option of each Holder, to repurchase all of the 2027 Convertible Notes at a cash price equal to 101% principal amount of such 2027 Convertible Notes, plus accrued and unpaid interest thereon up to and including the date of repurchase, in accordance with the terms of the Indenture.

The indebtedness evidenced by this 2027 Convertible Note, and by all other 2027 Convertible Notes now or hereafter certified and delivered under the Indenture, is a direct senior secured obligation of the Issuer hereby automatically guaranteed by the Guarantors pursuant to the Indenture and the Subsidiary Guarantees and automatically secured by a First-Priority Lien in certain Collateral of the Issuer and Guarantors in favour of the Collateral Trustee pursuant to the Security Documents.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

The Indenture contains provisions making binding upon all holders of 2027 Convertible Notes outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of 2027 Convertible Notes outstanding, which resolutions or instruments may have the effect of amending the terms of this 2027 Convertible Note or the Indenture.

The Indenture contains provisions disclaiming any personal liability on the part of holders of the Common Shares, officers, directors and employees of the Issuer in respect of any obligation or claim arising out of the Indenture or this 2027 Convertible Note.

This 2027 Convertible Note may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal office of the Trustee in the City of Vancouver and in such other place or places and/or by such other registrars (if any) as the Issuer with the approval of the Trustee may designate. No transfer of this 2027 Convertible Note shall be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Trustee or other registrar, and upon compliance with such reasonable requirements as the Trustee or other registrar may prescribe and upon surrender of this 2027 Convertible Note for cancellation. Thereupon a new 2027 Convertible Note or 2027 Convertible Notes in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

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This 2027 Convertible Note shall not become obligatory for any purpose until it shall have been certified by the Trustee under the Indenture.

Capitalized words or expressions used in this 2027 Convertible Note shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture.

[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF THE CANNABIST COMPANY HOLDINGS INC. has caused this 2027 Convertible Note to be signed by its authorized representatives as of the _____ day of __________, 2024.

THE CANNABIST COMPANY HOLDINGS INC.

By:
Authorized Signatory

This 2027 Convertible Note is one of the 9.00% Senior Secured Convertible Notes due 2027 referred to in the Indenture within mentioned.

ODYSSEY TRUST COMPANY

By:
Authorized Signatory

Date:

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FORM OF TRANSFER

ODYSSEY TRUST COMPANY FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to

(print name and address) the 2027 Convertible Notes represented by this 2027 Convertible Note Certificate and hereby irrevocable constitutes and appoints           as its attorney with full power of substitution to transfer the said securities on the appropriate register of the Trustee.

DATED this day  of    , 20 .

In the case of a 2027 Convertible Note Certificate bearing the restrictive U.S. legend described in Section 3.2(2) of the Seventh Supplemental Indenture, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐	the transfer is being made to the Issuer; or

☐

the transfer is being made to a person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A and with applicable state securities laws; or

☐

the transfer is being made in compliance with Rule 144 under the U.S. Securities Act and with applicable state securities laws; provided that a legal opinion from counsel of recognized standing in form and substance reasonably satisfactory to the Issuer has been provided; or

☐	the transfer is being made pursuant to an effective registration statement under the U.S. Securities Act; or

☐

the transfer is being made in another transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws, provided that a legal opinion from counsel of recognized standing in form and substance reasonably satisfactory to the Issuer has been provided.

SPACE FOR GUARANTEES OF SIGNATURES (BELOW))

	)	Signature of Transferor

)

)
Guarantor’s Signature/Stamp		Name of Transferor

)

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CERTAIN REQUIREMENTS RELATING TO TRANSFERS – READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. The signature(s) on this form must be guaranteed in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

•

Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

•

Canada: A Signature Guarantee obtained from the Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a “Signature & Authority to Sign Guarantee” Stamp affixed to the transfer (as opposed to a “Signature Guarantee” Stamp) obtained from an authorized officer of a major Canadian Schedule 1 chartered bank.

•

Outside North America: For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

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EXHIBIT A

CERTIFICATE TO BE DELIVERED UPON EXCHANGE

OR REGISTRATION OF REGULATION D GLOBAL NOTES

This certificate relates to $ ________ principal amount of 2027 Convertible Notes held in book-entry form by the undersigned.

The undersigned has requested the Trustee by written order to exchange or register the transfer of a 2027 Convertible Note or 2027 Convertible Notes.

In connection with any transfer of any of the 2027 Convertible Notes evidenced by this certificate, the undersigned confirms that such 2027 Convertible Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1) ☐ to the Company; or

(2) ☐ to the Trustee for registration in the name of the Holder, without transfer; or

(3) ☐ pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”); or

(4) ☐ to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the U.S. Securities Act (“Rule 144A”) under the U.S. Securities Act) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5) ☐ pursuant to Rule 144 under the U.S. Securities Act or another available exemption from registration under the U.S. Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the 2027 Convertible Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the 2027 Convertible Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and prior to the date specified in the Canadian Restricted Legend, pursuant to exemptions from prospectus requirements under Canadian Securities Legislation, if applicable.

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TO CDS GLOBAL 2027 CONVERTIBLE NOTE

THE CANNABIST COMPANY HOLDINGS INC.

9.00% SENIOR SECURED CONVERTIBLE NOTES

DUE, 2027

Initial Principal Amount: US$●

Authorization:

ADJUSTMENTS

Date	Amount of Increase	Amount of Decrease	New Principal Amount	Authorization

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SCHEDULE “B”

FORM OF NOTICE OF CONVERSION

CONVERSION NOTICE

To:	THE CANNABIST COMPANY HOLDINGS INC.

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

The undersigned registered holder of 9.00% Senior Secured Convertible Notes Due 2027 irrevocably elects to convert such 2027 Convertible Notes (or US$☐ principal amount thereof*) in accordance with the terms of the Indenture referred to in such 2027 Convertible Notes and tenders herewith the 2027 Convertible Notes and directs that the Common Shares of The Cannabist Company Holdings Inc. issuable upon a conversion be issued and delivered to the person indicated below. (If Common Shares are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned).

Dated:	(Signature of Registered Holder)

*	If less than the full principal amount of the 2027 Convertible Notes, indicate in the space provided the principal amount (which must be US$1,000 or integral multiples thereof).

NOTE: If Common Shares are to be issued in the name of a person other than the holder, the signature must be guaranteed by a chartered bank, a trust company or by a member of an acceptable Medallion Guarantee Program. The guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

(Print name in which Common Shares are to be issued, delivered and registered)

Name:

Address:

City, Province and Postal Code

Name of Guarantor:

Authorized Signature:

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